UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. N/A)

Filed by the registrant   [x]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[x]   Preliminary proxy statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.


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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transactions applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid.

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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                       WINDSWEPT ENVIRONMENTAL GROUP, INC.

                   ------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 19, 2005
                   ------------------------------------------

To the Stockholders of
WINDSWEPT ENVIRONMENTAL GROUP, INC.:

         Notice is hereby given that the 2005 annual meeting of stockholders of Windswept Environmental Group, Inc. will be held at the principal executive offices of Windswept Environmental Group, Inc., 100 Sweeneydale Avenue, Bay Shore, New York 11706 on Monday, December 19, 2005, commencing at 9:00 a.m. (local time), or at any adjournment or postponement thereof, for the following purposes:

          1.   ELECT DIRECTORS.  To consider and vote upon the election of three
               (3) directors to our board of directors;

          2. INCREASE THE NUMBER OF AUTHORIZED SHARES. To consider and vote upon a proposed amendment to our Certificate of Incorporation, as amended, which would increase the number of authorized shares of Windswept's common stock to 300,000,000 from 150,000,000;

          3. MODIFY CERTAIN TERMS OF THE SERIES A CONVERTIBLE PREFERRED STOCK. To consider and vote upon a proposed amendment to our Certificate of Designations which would reflect (a) postponement of the mandatory redemption of the Series A convertible preferred stock from February 2007 until the earlier of (1) six months after the repayment of a secured convertible term note issued by us to Laurus Master Fund, Ltd. or (2) June 30, 2010; and (b) deferral of accrued and unpaid dividends on the series A convertible preferred stock as of June 30, 2005 and dividends thereon accruing after June 30, 2005 until the earlier of (i) June 30, 2010, or (ii) six months after the repayment of the Laurus note; and

          4. OTHER BUSINESS. To consider and act upon such other business as may properly come before the annual meeting or any adjournment thereof.

         Only our stockholders of record at the close of business on November 3, 2005 will be entitled to vote at the annual meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                      By Order of the Board of Directors,


                                      Michael O'Reilly
                                      President and Chief Executive Officer

November 14, 2005
Bay Shore, New York

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO WINDSWEPT ENVIRONMENTAL GROUP, INC. IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


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                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                             100 SWEENEYDALE AVENUE
                            BAY SHORE, NEW YORK 11706

                     ---------------------------------------

                           PRELIMINARY PROXY STATEMENT

                     ---------------------------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 19, 2005

                     ---------------------------------------


         The 2005 annual meeting of our stockholders will be held on Monday, December 19, 2005 at the principal executive offices of Windswept Environmental Group, Inc., located at 100 Sweeneydale Avenue, Bay Shore, New York 11706, commencing at 9:00 a.m. (local time), and any adjournments and postponements thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF OUR BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING, AND AT ANY ADJOURNMENTS AND POSTPONEMENTS OF THE ANNUAL MEETING. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is November 14, 2005.

         If a proxy in the accompanying form is duly executed and returned by December 19, 2005, the shares represented by such proxy will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing an enclosed proxy may revoke it prior to its exercise either by letter directed to us or in person at the annual meeting.

         When you sign the proxy card, you appoint Michael O'Reilly and Andrew
C. Lunetta, or either of them, as your representative at the meeting. Mr. O'Reilly or Mr. Lunetta will vote your proxy as you have instructed them on the proxy card. If you submit a proxy card but do not specify how you would like it to be voted, Mr. O'Reilly or Mr. Lunetta will vote your proxy for re-election of the board of directors of all nominees listed below under "Election of Directors" and in favor of Proposals Number 2 and 3. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. O'Reilly or Mr. Lunetta will vote your proxy on such matters in accordance with their judgment.

         Throughout this proxy statement, the terms "we," "us," "our" and "our company" refers to Windswept Environmental Group, Inc., a Delaware corporation, and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

VOTING RIGHTS

         Only stockholders of record at the close of business on November 3, 2005 will be entitled to vote at the annual meeting or any adjournment thereof. We currently have outstanding two classes of voting capital stock, namely, shares of common stock, par value $0.0001 per share,


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and series A  convertible  preferred  stock,  par value $0.01 per  share.  As of
November 3, 2005, there were 33,571,215 shares of our common stock and 1,300,000 shares of our series A convertible preferred stock issued and outstanding.
Shares of our series A convertible preferred stock are convertible, on a share-for-share basis, into shares of our common stock. Holders of our common stock are entitled to one vote on all matters presented to stockholders for each share registered in their respective names. Holders of our series A convertible preferred stock, voting together with the holders of our common stock (except as otherwise set forth herein), are entitled to one vote on all matters presented to stockholders for each share of our common stock issuable upon conversion of each share of series A convertible preferred stock, registered in their respective names. Cumulative voting is not permitted.

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: WHY AM I RECEIVING THIS PROXY STATEMENT?

A: This Proxy Statement describes proposals on which you, as a stockholder, are entitled to vote. It also gives you information on these proposals so that you can make an informed decision.

Q: WHO CAN VOTE AT THE ANNUAL STOCKHOLDERS MEETING?

A: Stockholders who owned our common stock or Series A convertible preferred stock as of the close of business on November 3, 2005, the record date, may attend and vote at the Annual Meeting. Each share of our common stock and Series A convertible preferred stock is entitled to one vote.

Q: WHAT IS THE PROXY CARD?

A: The proxy card enables you to appoint Michael O'Reilly and Andrew C. Lunetta, or either of them, as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing each of Messrs. O'Reilly and Lunetta to vote your shares at the meeting, as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change. If a proposal comes up for vote at the meeting that is not on the proxy card, each of Messrs. O'Reilly and Lunetta will vote your shares, under your proxy, according to their best judgment.

Q: WHAT AM I VOTING ON?

A: You are being asked to vote on:

o the election of three directors;
o the amendment of our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock from 150,000,000 shares to 300,000,000 shares; and
o the amendment of our Certificate of Designations to modify certain terms of our series A convertible preferred stock, as more fully described herein.


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More information on these proposals appears on pages 11-35 of this Proxy
Statement. We will also transact any other business that properly comes before the meeting.

Q: WHY DOES OUR CERTIFICATE OF INCORPORATION NEED TO BE AMENDED?

A: Our Certificate of Incorporation needs to be amended in connection with certain of our recent transactions. Information regarding these recent transactions appears on pages 8-10 of this proxy statement under the caption "Laurus Transactions".

Q: HOW DO I VOTE?

A: (1) YOU MAY VOTE BY MAIL.
You do this by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

o as you instruct; and
o according to the best judgment of Messrs. O'Reilly and Lunetta if any other matter comes up for vote at the meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:
o for the three named nominees for directors;
o for the amendment of our Certificate of Incorporation to increase our authorized shares of common stock from 150,000,000 shares to 300,000,000 shares; and
o for the amendment of our Certificate of Designations to modify certain terms of our series A convertible preferred stock.

(2) YOU MAY VOTE IN PERSON AT THE MEETING.
We will pass out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in "street name," you must bring to the meeting a "legal proxy" from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares.
WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR SHARES IN WINDSWEPT.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: You may have multiple accounts listed with the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:


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o sending a written notice to the Secretary of Windswept Environmental Group,
Inc. at 100 Sweeneydale Avenue, Bay Shore, New York 11706, stating that you would like to revoke your proxy of a particular date;
o signing another proxy with a later date and returning it before the polls close at the meeting; or
o attending the annual meeting and voting in person.

Please note, however, that if your shares are held in street name by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on your voting form. If your shares are held in street name and you wish to attend the meeting and vote at the meeting, you must bring to the meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Q: WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: (1) If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. The circumstances under which a broker may vote shares which are held in street name are described more fully under the question below titled, "WHAT IS A `BROKER NONVOTE' AND WHAT IMPACT DO BROKER NONVOTES HAVE ON THE VOTES TAKEN AT THE STOCKHOLDER MEETING?"
(2) If your shares are in your name and you do not sign and return your proxy card or vote by telephone or using the Internet, your shares will not be voted unless you vote in person at the meeting.

Q: HOW CAN I VOTE ON EACH PROPOSAL?

A: You may vote:

o either "for" each director nominee or "withhold" your vote from any one or more of the nominees;
o "for," "against," or "abstain" for all other proposals.

Q: HOW MANY STOCKHOLDERS ARE NEEDED EITHER IN PERSON OR BY PROXY TO HOLD THE MEETING?

A: To hold the meeting and conduct business, a majority of our outstanding shares entitled to vote as of the close of business on November 3, 2005 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:
o is present and votes in person at the meeting; or
o has properly submitted a proxy card.

Shares voted "for all" or "for all except" in connection with the election of directors and shares voted "for", "against" or "abstain" for all other proposals are counted as present in person or by proxy. The impact of broker nonvotes in establishing a quorum is described in the answer to the


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question below titled "WHAT IS A `BROKER NONVOTE' AND WHAT IMPACT DO BROKER
NONVOTES HAVE ON VOTES TAKEN AT THE STOCKHOLDERS MEETING?"

Q: WHAT EFFECT DOES AN ABSTENTION HAVE ON THE VOTES TAKEN AT THE STOCKHOLDERS MEETING?

A: Other than in the case of the election of directors, in which case an abstention has no effect on the outcome, abstentions generally have the same effect as a vote against a proposal.

Q: WHAT IS A "BROKER NONVOTE" AND WHAT IMPACT DO BROKER NONVOTES HAVE ON THE VOTES TAKEN AT THE STOCKHOLDER MEETING?

A: A bank, broker or other nominee may exercise discretionary authority to vote shares for the election of directors if specific instructions are not received from the holder of the shares. However, on a non-routine matter, specifically the proposal to amend our Certificate of Incorporation and the proposal to amend our Certificate of Designations, brokers may not exercise discretionary authority.

A "broker nonvote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote such shares. The broker nonvotes generally would count to establish a quorum for the meeting, but would not be counted for or against proposals requiring a plurality vote, such as Proposal Number 1 (election of directors).

However, broker nonvotes will count as a vote against in the case of Proposal Number 2 (Amendment to our Certificate of Incorporation) and Proposal Number 3 (Amendment to our Certificate of Designations). Delaware law requires these proposals to be approved by the holders of a majority of our outstanding shares entitled to vote, and not merely the approval of the majority of the votes present and entitled to vote. As a result, broker nonvotes will have the same effect as a vote against Proposal Number 2 and Proposal Number 3.

Q: HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED AS DIRECTORS?

A: The three nominees receiving the highest number of "yes" votes from the shares of the common stock and Series A convertible preferred stock (voting on an as converted to common stock basis) will be elected as directors. This number is called a plurality. Since the directors are elected by a plurality, abstentions and broker nonvotes will have no effect on the outcome of the election of directors.

Q: WHAT HAPPENS IF THE NOMINEES ARE UNABLE TO STAND FOR RE-ELECTION?

A: The Board may, by resolution, reduce the number of directors or designate substitute nominees. In the event of a substitution, if you have completed and returned your proxy, either of Messrs. O'Reilly and Lunetta can vote your shares for substitute nominees. They cannot vote for more than three nominees.


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Q: HOW MANY VOTES ARE REQUIRED TO APPROVE THE AMENDMENT OF OUR CERTIFICATE OF
INCORPORATION AND OUR CERTIFICATE OF DESIGNATIONS?

A: A majority of the shares of our common stock and Series A convertible preferred stock outstanding as of the record date and entitled to vote, voting together as a single class. The proposal to amend the certificate of designations will also require the approval of the holders of the series A preferred stock voting separately.

Q: IS MY VOTE KEPT CONFIDENTIAL?

A: Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

                               LAURUS TRANSACTIONS

         On June 30, 2005, we completed a financing transaction, in which we sold to Laurus Master Fund, Ltd., a secured convertible term note in the principal amount of $5,000,000. The sale of the note was completed pursuant to a securities purchase agreement and related documents. Under the terms of the financing transaction, we also issued to Laurus (a) a twenty-year option to purchase 30,395,179 shares of our common stock at a purchase price of $0.0001 per share and (b) a seven-year warrant to purchase 13,750,000 shares of our common stock at a purchase price of $0.10 per share. On July 13, 2005, we received an additional $350,000 of proceeds and amended and restated the note to be in the principal amount of $5,350,000. On September 9, 2005, we received an additional $650,000 of proceeds and amended and restated the note to be in the principal amount of $6,000,000. On October 6, 2005 we received an additional $1,350,000 of proceeds and further amended and restated the note to be in the principal amount of $7,350,000. The replacement note is repayable at the rate of $229,687.50 per month together with accrued but unpaid interest, commencing on November 1, 2005. Principal repayments must be made in shares of our common stock if the following conditions are satisfied: (a) the average closing price of our common stock for the five (5) trading days immediately preceding an amortization date is greater than 110% of the fixed conversion price of $0.09 per share and (b) the amount of the related payment does not exceed thirty percent (30%) of the aggregate dollar trading volume of our common stock for the period of twenty-two trading days immediately preceding such amortization date. If condition (a) is met but condition (b) is not, then Laurus shall convert only such portion that satisfies condition (b). Any amount not paid in shares shall be payable in cash at the rate of 103% of the amount owed. None of these amounts may be paid in shares of our common stock, however, if (1) the common stock (a) has not been registered under an effective registration statement under the Securities Act or (b) is not otherwise covered by an exemption under the Securities Act or (2) we are in default of the replacement note. The replacement note may be prepaid by us in cash by paying the holder 103% of the principal amount, plus accrued interest. Interest is payable monthly and accrued commencing August 1, 2005 at the prime rate plus 2%, with a minimum rate of 7.25%. Our obligations under the replacement note are collateralized by all of our assets. The holder of the replacement note may convert all or a portion of such note, together with interest and fees thereon at any time into shares of our common stock at an initial conversion price of $0.09, subject to adjustments in connection with any reclassification, stock splits, combinations,


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dividends or additional stock issuances made to persons other than Laurus.
Upon an issuance of shares of our common stock below the conversion price, the initial conversion price of the replacement note will be reduced to such issuance price.

         Pursuant to the terms of the financing transaction, Laurus agreed that it generally may not convert debt or warrants to the extent that such conversion or exercise would result in it, together with its affiliates, beneficially owning more than 4.99% of the number of outstanding shares of our common stock at the time of conversion or exercise (unless such limitation is suspended upon the occurrence of an "event of default", as defined in the securities purchase agreement, or upon 75 days prior written notice to us).

         As consideration for investment banking services in connection with the securities purchase agreement, we paid 3.50% of the gross proceeds to Laurus Capital Management, L.L.C., which is an affiliate of Laurus Master Fund, Ltd., to which we paid a fee of $1,750,000 in connection with the securities purchase agreement.

         The proceeds received by us in the transactions completed on June 30, 2005, and described above, were used (a) to repay $2,750,000 to Spotless Plastics (USA) Inc. ("Spotless"), our former controlling stockholder, consisting of approximately $2,650,000 in principal and $100,000 in interest, in connection with satisfying the promissory note that we issued to Spotless, dated November 16, 2001, (b) to pay transaction expenses and (c) fund working capital. We also issued a subordinated secured promissory note to Spotless in the principal amount of $500,000, bearing interest at LIBOR plus 1%. Pursuant to the terms of the note we issued to Spotless, amortized payments of $50,000 per month become due and payable beginning July 1, 2007 until all amounts due thereunder are fully paid, so long as we are not in default on the note we issued to Laurus. The note we issued to Spotless, together with the $2,750,000 payment to Spotless referred to above, fully satisfied all of our financial obligations concerning Spotless.

         In connection with our transaction with Laurus, we, along with Spotless, terminated our account receivable finance agreement, dated February 5, 2004, as amended, except with respect to our obligation to continue to collect and remit payment of outstanding accounts receivable that Spotless had purchased under the agreement. As of June 30, 2005, Spotless was due payment for purchased accounts receivable in the amount of $158,469.13. As part of the transactions, Spotless assigned us an account receivable with a balance of $189,196.82, and we agreed to pay this amount to Spotless no later than June 30, 2006.

         On June 30, 2005, Spotless sold 15,469,964 shares of our common stock to Michael O'Reilly, our president and chief executive officer, in consideration for a non-recourse ten-year balloon promissory note in the principal amount of $120,500 issued by Mr. O'Reilly to Spotless, bearing interest at LIBOR plus 1%. Spotless surrendered its remaining 45,865,143 shares to us for cancellation. In addition, we issued an option exercisable at $0.09 per share to Mr. O'Reilly to purchase 15,469,964 shares of our common stock.

         After giving effect to the above-mentioned financing transactions, Spotless ceased beneficially owning any of our issued and outstanding shares of our common stock.

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

         On June 30, 2005, agreements between us, Spotless and Mr. O'Reilly pursuant to which Mr. O'Reilly had the right to sell to us, and in certain circumstances to Spotless, all shares of our common stock held by him upon the occurrence of certain events, were terminated.

         On June 30, 2005, we (a) issued ten-year options exercisable at $0.09 per share to our series A convertible preferred stockholders, including Dr. Kevin Phillips, one of our directors, to purchase an aggregate of 500,000 shares of our common stock and (b) agreed to pay, out of legally available funds, accrued and unpaid dividends in an aggregate of (1) $35,000 to the series A convertible preferred stockholders, on each of June 30, 2005, September 30, 2005 and December 30, 2005 and (2) $50,000 to the series A convertible preferred stockholders on February 28, 2007 in consideration for their agreement to (1) postpone the mandatory redemption of their series A convertible preferred stock from February 2007 until the earlier of (a) six months after the repayment of the note we issued to Laurus or (b) June 30, 2010; and (2) defer receipt of accrued and unpaid dividends on the series A convertible preferred stock due as of June 30, 2005 and dividends thereon accruing after June 30, 2005 until the earlier of (i) June 30, 2010, or (ii) six months after the repayment of the Laurus note.

         Mr. O'Reilly, the series A convertible preferred stock stockholders and Mr. Towell, one of our directors, entered into lock-up agreements with Laurus that prohibit dispositions of their shares of our common stock and any and all related derivative securities until the earlier of (a) the repayment in full of the note we provided to Laurus or (b) June 30, 2010. Additionally, Mr. O'Reilly agreed to guarantee (a) all of our bonding obligations and (b) up to $3,250,000 of the note we issued to Laurus.

REQUIREMENT TO AMEND THE CERTIFICATE OF INCORPORATION

         Upon the closing of the transactions detailed above, we had an insufficient number of authorized, unissued and unreserved shares of our common stock to fully issue all shares to Laurus if it exercises its option and warrant and converts its note. Michael O'Reilly, who is our Chairman, President and Chief Executive Officer and held 15,647,297 shares of our outstanding common stock as of the Record Date, and the series A convertible preferred stock stockholders, one of whom is also a director of ours and who together held 1,300,000 shares of our series A convertible preferred stock as of the Record Date, have agreed to propose and vote in favor of an amendment to our certificate of incorporation in order to sufficiently increase the number of authorized shares at our next annual stockholders meeting to be held by December 2005 in order to accommodate Laurus' full exercise and conversion.


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                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

         There are three (3) nominees for election as directors. Each nominee shall, upon being elected, hold office until the next annual meeting of stockholders to be held in 2006, or until his successor has been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed from office. Each nominee named below is currently a director of ours.

         Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of each of the three (3) nominees named below, unless any nominee shall be unavailable for election, in which case such shares will be voted for a substitute nominee designated by our board. Our board has no reason to believe that any nominee will be unavailable or, if elected, will decline to serve.

REQUIRED VOTE

         Directors are elected by a plurality of the votes entitled to be cast in person or by proxy and actually cast at the annual meeting with respect to Proposal Number 1. For purposes of determining whether proposals have received a plurality of votes cast, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, the effect of abstentions and broker non-votes, if any, will have no effect on the vote on Proposal Number 1.

         Abstentions and broker non-votes will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.

RECOMMENDATION

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS.

DIRECTOR-NOMINEES

         The names of our director-nominees, their ages as of October 26, 2005, and certain other information about them, are set forth below:

NAME                       AGE     POSITIONS AND OFFICES
----                       ---     ---------------------
Michael O'Reilly           55      Director, Chairman of the Board of Directors,
                                   President and Chief Executive Officer
Anthony P. Towell          74      Director
Dr. Kevin J. Phillips      57      Director


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

PRINCIPAL OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following is a brief summary of the business experience and background of our directors and executive officers based upon information provided to us by such persons.

         MICHAEL O'REILLY has served as our President and Chief Executive Officer and a director since 1996, and has been the sole director and President of our Trade-Winds Environmental Restoration Inc. subsidiary since 1993. Since September 2005 and from 1996 to 1999, he was also the chairman of our board of directors. Prior to joining us, Mr. O'Reilly was Vice President and Chief Operating Officer of North Shore Environmental Solutions, Inc., an environmental remediation firm which provided a wide array of services, including asbestos, hazardous materials and lead removal.

         ANDREW C. LUNETTA, CPA has served as our Chief Financial Officer since September 2005. Prior to joining us, from January 2004 to August 2005, Mr. Lunetta served as the chief financial officer of the Tyree Company, a Long Island based construction company that performs maintenance and environmental services throughout the New England states. From November 1998 to December 2003, Mr. Lunetta served as the chief financial officer of the Holiday Organization, a real estate developer on Long Island. From July 1995 to November 1998, Mr. Lunetta served as the chief financial officer of Tostel Corp., a non-reporting publicly traded construction company. Mr. Lunetta received a Bachelors of Science degree in Accounting from Long Island University in 1973 and a Master's Business Administration degree in Finance from Pace University in 1980.

         ANTHONY P. TOWELL has served as a director since November 1996. Prior to December 2000, he was a Vice President, Co-Chairman, and a director of Worksafe Industries, Inc., a manufacturing company that specialized in industrial safety. He also held executive positions during a 25-year career with the Royal Dutch Shell Group.

         DR. KEVIN J. PHILLIPS, PH.D. has served as a director since March 1998. Over the past five years, Dr. Phillips has been a partner, principal and director of FPM Group Ltd., formerly known as Fanning, Phillips & Molnar, an engineering firm located on Long Island, New York. Dr. Phillips has a B.A. in Civil Engineering from the City University of New York, an M.S. Degree in Civil Engineering from the Massachusetts Institute of Technology and a Ph.D. in Environmental Engineering from the Polytechnic Institute of New York. He is a licensed professional engineer in eight states, including New York, Pennsylvania, New Jersey and Connecticut, with over 20 years experience in geohydrology and environmental engineering. Dr. Phillips serves on our board as the nominee of our series A convertible preferred stockholders.

DIRECTORS' COMPENSATION

         Each of our non-employee directors receives $5,000 annually for service on our board of directors. Other directors receive no cash compensation for their service as directors. Additionally, each member of the audit committee receives $300 a month for their services on the audit committee and the chairman of the audit committee receives $500 a month for his services as chairman of the audit committee. All of our directors are reimbursed for expenses actually incurred in connection with attending meetings of our board of directors.

         On May 24, 2005, as compensation for service on the special committee of our board of directors during our fiscal year ended June 28, 2005, we granted to Mr. Towell a ten-year option to purchase 250,000 shares of our common stock, at an exercise price equal to $0.06 per share, the fair market value on the date of grant.

         On December 6, 2004, as compensation for service on our board of directors during our fiscal year ended June 29, 2004, pursuant to our 2001 equity incentive plan, we granted ten-year options to purchase 100,000 shares of our common stock, at an exercise price equal to $0.035 per share, to each of Mr. Towell and Dr. Phillips.

BOARD MEETINGS AND COMMITTEES

         During our fiscal year ended June 28, 2005, our board of directors met ten times. All of our current directors attended at least 75% of such meetings of the board of directors and committees on which such director served.

         The audit committee of our board of directors is currently comprised of Anthony P. Towell and Dr. Kevin J. Phillips, each of whom does not have any relationship with us that may interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Mr. Towell is an "audit committee financial expert" as defined under Item 401(e) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and that our audit committee members are "independent directors," as defined by the Nasdaq Marketplace Rule 4200(a)(14) and the Sarbanes-Oxley Act of 2002.

         The audit committee of our board of directors, which met nine times during our fiscal year ended June 28, 2005, operates pursuant to a charter approved by our board of directors. The audit committee charter sets out the responsibilities, authority and duties of the audit committee. The audit committee is responsible for overseeing our management's conduct in the financial reporting process, including reviews of our annual, quarterly and other financial reports and our systems of internal accounting, bookkeeping, and financial controls. The audit committee is responsible for reviewing and pre-approving any non-audit services or non-audit fees and special engagements to be performed by our independent auditors and considering the effect of such performance on the auditors' independence. The audit committee is also responsible for engaging and dismissing our independent auditors. In discharging its oversight role, the audit committee is empowered to meet and discuss with our management and independent auditors the quality and accuracy of our accounting principles, the completeness and clarity of our financial disclosures and other significant decisions made by management in the preparation of our financial reports.

         The compensation committee of our board of directors, which met five times during our fiscal year ended June 28, 2005, is currently comprised of Dr. Kevin J. Phillips and Anthony P. Towell. The compensation committee generally reviews and approves the compensation of our chief executive officer and other executive officers earning $100,000 or more per year and administers our existing stock plans, other than our 2001 Equity Incentive Plan, which is administered by our board of directors.

         Our board of directors has no nominating committee, the functions of which are performed by our board of directors.

                               SECURITY OWNERSHIP

         The following table sets forth, as of October 6, 2005, information with respect to the beneficial ownership of each class of our voting stock by:

         o each person known by us to beneficially own 5% or more of the outstanding shares of any class of our voting stock, based on filings with the Securities and Exchange Commission and certain other information,
         o each of our executive officers, directors and director nominees, and
         o all of our executive officers, directors and director nominees as a group.

                                                                                      Class
                                         -------------------------------------------------------------------------------------------
                                                        Common Stock                                     Series A Preferred
                                                        ------------                                     ------------------
                                                     Amount and Nature                                    Amount and Nature
                                                  Of Beneficial Ownership (1)                           of Beneficial Ownership (1)
                                         ---------------------------------------------             ---------------------------------
 Name of                                     Number of Shares             Percent of               Number of Shares      Percent of
 Beneficial Owner                           Beneficially Owned               Class                Beneficially Owned        Class
 ----------------                        ------------------------        --------------          --------------------   ------------
Michael O'Reilly     (2)                      39,953,570  (3)                69.0%                           -              -
Anthony P. Towell    (2)                         933,599  (4)                 2.7%                           -              -
Dr. Kevin Phillips   (5)                       1,645,839  (6)                 4.7%                       650,000            50.0%
Andrew C. Lunetta                                      0                         *                           -              -
Gary Molnar          (5)                       1,135,839  (7)                 3.3%                       650,000            50.0%
All directors and
Executive Officers
as a group
(4 individuals)                               42,533,008  (8)                76.4%                       650,000            50.0%
*  Less than 1 percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options, warrants or convertible securities held by that person that are currently exercisable or convertible or will become exercisable or convertible within 60 days are deemed to be outstanding and owned by such person, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) The address for this person is c/o Windswept Environmental Group, Inc., 100 Sweeneydale Ave., Bay Shore, New York 11706.


                                       12


(3) Includes 15,647,297 shares of our common stock directly held by Mr. O'Reilly and options under which he may purchase 24,306,273 shares of our common stock. Does not include 11,000 shares of our common stock directly held by JoAnn O'Reilly, the wife of Mr. O'Reilly, as to which Mr. O'Reilly disclaims beneficial ownership.

(4) Includes 24,533 shares of our common stock directly held by Mr. Towell, 9,066 shares of our common stock held jointly by Mr. Towell and his wife, and options under which he may purchase 900,000 shares of our common stock.

(5)      The address for each of Dr. Phillips and Mr. Molnar is c/o
         FPM Group Ltd., 909 Marconi Avenue, Ronkonkoma, New York 11779.

(6) Includes 245,839 shares of our common stock directly held by Dr. Phillips, options under which he may purchase 750,000 shares of our common stock and 650,000 shares of our common stock issuable upon conversion of 650,000 shares of series A convertible preferred stock directly held by Dr. Phillips.

(7) Includes 235,839 shares of our common stock directly held by Mr. Molnar, 650,000 shares of our common stock issuable upon conversion of 650,000 shares of our series A convertible preferred stock directly held by Mr. Molnar and an option to purchase 250,000 shares of our common stock.

(8) Includes 15,917,669 shares of our common stock directly held by members of the group, options under which members of the group may purchase an aggregate of 25,956,273 shares of our common stock and 650,000 shares of our common stock issuable upon conversion of 650,000 shares of series A convertible preferred stock directly held by a member of the group.

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the cash and other compensation paid during the last three full fiscal years to our Chairman, President and Chief Executive Officer (the "Named Executive Officer"). Other than our Chairman, President and Chief Executive Officer, no individual who served as an executive officer received compensation for services rendered to us at $100,000 or more for our fiscal year ended June 28, 2005.

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                                                            Compensation
                                                       Annual Compensation                      Awards
                                            ---------------------------------------    -----------------------
                                   Fiscal                                 Other        Restricted  Securities
                                    Year                                  Annual         Stock     Underlying      All Other
Name and Principal Position(s)     Ended    Salary ($)   Bonus ($)     Compensation    Awards ($)    Options    Compensation ($)
------------------------------    -------   ----------   ---------     ------------    ----------  -----------  ----------------
Michael O'Reilly, Chairman        6/28/05    $285,000    $  2,937           -               -      2,250,000 (1)          -
  President and                   6/29/04    $285,000           -           -               -        450,000 (2)    $57,464(3)
  Chief Executive Officer          7/1/03    $287,475    $ 49,073 (4)       -               -              -              -


                                       13


(1) Includes options granted to Mr. O'Reilly (a) on May 24, 2005, to purchase 2,000,000 shares of our common stock at an exercise price of $0.01 per share, and (b) on May 24, 2005, to purchase 250,000 shares of our common stock at an exercise price of $0.1875 per share. Does not include options granted to Mr. O'Reilly on June 30, 2005, to purchase 15,469,964 shares of our common stock at an exercise price of $0.09 per share. All of the options are fully vested.

(2) On November 10, 2003, we granted Mr. O'Reilly options to purchase (a) 250,000 shares of our common stock at an exercise price of $0.22 per share and (b) 200,000 shares of our common stock at an exercise price of $0.34 per share. Such options are fully vested.

(3) This compensation consists of the value of in-kind goods and services that we provided to Mr. O'Reilly in connection with our damage mitigation and restoration of a condominium that he beneficially owned and allowed us to use for marketing purposes, and the proportionate benefit received by Mr. O'Reilly and his family in connection with their usage of the condominium. We paid the full carrying costs, including mortgage payments, of the premises pursuant to an oral understanding with Mr. O'Reilly.

(4) Mr. O'Reilly, under the terms of a prior employment agreement, earned a bonus equal to 2.5% of our pretax income. The bonus set forth above with respect to fiscal 2003 was earned by Mr. O'Reilly in fiscal 2002, was not calculable at that time and was paid in fiscal 2003.

OPTION/STOCK APPRECIATION RIGHTS GRANTS ("SAR") IN LAST FISCAL YEAR

         The following table sets forth (a) the number of shares underlying options granted to each named executive officer during our fiscal year ended June 28, 2005, (b) the percentage the grant represents of the total number of options granted to all of our employees during our fiscal year ended June 28, 2005, (c) the per share exercise price of each option, (d) the expiration date of each option and (e) the potential realizable value of each grant.

                                                                                            Potential Realizable
                                           Percent of                                         Value at Assumed
                          Number of       Total Options                                         Annual Rates
                          Securities         Granted                                            Appreciation
                          Underlying       to Employees     Exercise                          for Option Term
                           Options          in Fiscal        Price         Expiration        -----------------
Name                       Granted            Year           ($/Sh)           date           5%($)       10%($)       0% ($)
----------------         -----------      ------------     ----------     ------------     ---------   ----------   ----------
Michael O'Reilly          2,000,000           88.9%            .01        May 23, 2020      140,000      180,000    100,000
Michael O'Reilly            250,000           11.1%          .1875        May 23, 2010            -            -          -
-                -

         Set forth in the table below is information, with respect to the Named Executive Officer, as to the (a) number of shares acquired during our fiscal year ended June 28, 2005 upon each exercise of options granted to such individual, (b) the aggregate value realized upon each exercise (i.e. the difference between the market value of the shares at exercise and their exercise price), (c) the total number of unexercised options held on June 28, 2005, separately identified between those exercisable and those not exercisable, and
(d) the aggregate value of in-the-
money, unexercised options held on June 28, 2005, separately identified between those exercisable and those not exercisable.

                                                                      Number of
                                                                      securities                Value of
                                                                      underlying              Unexercised
                                                                      unexercised            in-the-money
                                                                     options/SARs            options/SARs
                                                                      at June 28,             at June 28,
                                                                     2005 (#) (1)              2005 ($)
                                                                  -----------------       -----------------
                         Shares acquired         Value              Exercisable/             Exercisable/
Name                      on exercise (#)       realized ($)        Unexercisable         Unexercisable (2)
------------------        ---------------       ------------      -----------------       -----------------
Michael O'Reilly                 -                  $-                2,000,000               $160,000
Michael O'Reilly                 -                  $-                  250,000                     $0
Michael O'Reilly                 -                  $-                2,811,595                $29,315
Michael O'Reilly                 -                  $-                2,674,714                     $0
Michael O'Reilly                 -                  $-                  200,000                     $0
Michael O'Reilly                 -                  $-                  250,000                     $0
Michael O'Reilly                 -                  $-                  650,000                     $0

(1) Excludes 15,469,964 shares of our common stock issuable to Mr. O'Reilly pursuant to an option that we issued to him on June 30, 2005 at an exercise price of $0.09 per share.

(2) The value is calculated based on the aggregate amount of the excess of $0.09 (the closing sale price per share for our common stock on June 28, 2005) over the relevant exercise price(s).

EMPLOYMENT AGREEMENT

            On June 30, 2005, we entered into an employment agreement with Michael O'Reilly, our President and Chief Executive Officer. The employment agreement is for a term of five years beginning on July 1, 2005 and automatically renews yearly provided that neither party objects to its renewal six months prior to its expiration, calls for a base salary of $285,000 per year and a bonus equal to 2.5 percent of our pre-tax income (as that term is defined in Mr. O'Reilly's employment agreement). Mr. O'Reilly currently holds 15,647,297 shares of our common stock, and vested options to purchase 24,306,273 shares of our common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of our board of directors is composed of Anthony P. Towell and Dr. Kevin J. Phillips, each of whom is a non-employee director of in the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

         No member of the Compensation Committee was, during our fiscal year ended June 28, 2005 an officer or employee of us or any of our subsidiaries, or was formerly an officer of us or any of our subsidiaries, or had any relationship requiring disclosure pursuant to applicable rules and regulations of the Securities and Exchange Commission, except as disclosed in this proxy statement. During our fiscal year ended June 28, 2005, none of our executive officers served as

(i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our compensation committee, (ii) a director of another entity, one of whose executive officers served on our compensation committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of ours.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to our chief executive officer and other executive officers earning $100,000 or more per year. In addition, the Compensation Committee administers our 1998 Stock Incentive Plan and our 1997 Incentive Plan. The Compensation Committee does not administer our 2001 Equity Incentive Plan, which is administered by our board of directors.

COMPENSATION PHILOSOPHY

         The Compensation Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the management talent required to achieve our business objectives and increase stockholder value. There are three major components of our compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid us in achieving both our short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Compensation Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

         The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of our annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to us. The Compensation Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

         The Compensation Committee evaluates performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Compensation Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management. Bonuses would be considered for executives for exemplary performance of their duties that is deemed to bring a significant benefit to us.

         The Compensation Committee believes that we compete for executives not only with the companies comprising the Peer Group Index described below under the heading "Performance Graph" in this Proxy Statement but also with numerous other companies in the emergency response and environmental remediation industries that are actively seeking executives having the same type of skills and experience as our executives. The Compensation Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Compensation Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by us to our executive officers and other key employees is above average, reflecting our relative size and desire to retain our current employees.

         The Compensation Committee also considers other subjective factors bearing on the appropriate compensation for each of our executive officers and other key employees, such as the length of an employee's service with us, which the Compensation Committee believes enhances the value of the employee to us. The Compensation Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of our business plan. Where appropriate, the Compensation Committee will consider the performance of our specific divisions or departments for which the employee has direct supervisory responsibility.

         When we identify a talented executive, we seek to secure his or her employment for a long-term period. For this reason, we have entered into an employment agreement with our chief executive officer which provides for a specified base salary and other compensation. The existence of this employment agreement establishes certain minimum salary and benefit levels for the covered employee during the term of such employee's agreement which may not be reduced by the Compensation Committee. The Compensation Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

         The particular components of executive compensation employed by us are discussed in greater detail below.

SALARIES

         Base salaries for our executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Compensation Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Compensation Committee believes that the base salaries paid by us should be maintained at levels at least competitive with those offered by companies with which we compete for executive talent in order to attract and retain executive officers and other key employees of the caliber that we desire.

         The base salaries for our executive officers and other key employees may be reflected in the employment agreements negotiated by us with each such employee and, to that extent, are accordingly subject to formal review only at the time each such contract is entered into or renewed. The terms of the one existing employment agreement with our President and Chief Executive Officer is described in greater detail elsewhere in the Proxy Statement under the heading "Employment Agreement". The base salaries for our executive officers and other key employees who are not subject to employment agreements generally are evaluated annually. In evaluating the terms of employment agreements, the Compensation Committee considers each of the factors described above, without assigning any specific weight to such factors.

STOCK OPTION PLANS

         To promote our long-term objectives and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to our long-term success. The Compensation Committee believes that executive officers should benefit together with stockholders as the stock increases in value. Stock options focus the executives' efforts on managing from the perspective of an owner with an equity stake in the business. Because we view stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

         During our fiscal year ended June 28, 2005, in light of our performance during fiscal 2005, stock options were granted only to one executive officer, our President and Chief Executive Officer. The Compensation Committee's philosophy is that stock options should be awarded to executive officers to promote long-term interests between such individuals and our stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Compensation Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of our earnings or cash flow, the Compensation Committee has favored the granting of stock options over cash bonuses as a means of rewarding our executive officers and other key employees when appropriate.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Compensation Committee applies the same factors in considering Michael O'Reilly's compensation that it applies to our other executive officers and key employees. Mr. O'Reilly's five-year employment agreement establishes his annual minimum base salary. The term of this employment agreement is for a term of five years beginning on July 1, 2005 and it automatically renews yearly provided that neither party objects to its renewal six months prior to its expiration. The Compensation Committee may reduce this base salary only at the time a new agreement is negotiated. Mr. O'Reilly's base salary is set at $285,000 pursuant to his employment agreement. During our fiscal year ended June 28, 2005, Mr. O'Reilly's efforts contributed to our ability to broaden our customer base and take actions necessary to cut our expenses to be more in line with our revenues. Based upon a prior employment agreement we had with Michael O'Reilly, a bonus of $2,937 was accrued in our fiscal year ended June 28, 2005 and no bonus was accrued in our fiscal year ended June 29, 2004. Mr. O'Reilly's bonus is based on 2.5% of pretax income, as defined in his employment agreement. In May 2004, the Compensation Committee granted Mr. O'Reilly a (a) five-year option to purchase 2,000,000 shares of our common stock at an exercise price of $0.01 per share and (b) five-year option to purchase 250,000 shares of our common stock at an exercise price of $0.1875 per share. The options granted to Mr. O'Reilly in our fiscal year ended June 28, 2005 replaced options on similar terms which had expired. In November 2003, the Compensation Committee granted Mr. O'Reilly a (a) four-year option to purchase 200,000 shares of our common stock at an exercise price of $0.22 per share and (b) five-year option to purchase 250,000 shares of our common stock at an exercise price of $0.34 per share. In granting these options, we considered it appropriate and necessary to maintain Mr. O'Reilly's equity incentive to continue to generate value for us.

OTHER ARRANGEMENTS

         Pursuant to an oral arrangement with Mr. O'Reilly, we leased a condominium that Mr. O'Reilly beneficially owned until April 2005 and used it for marketing purposes. We paid the full carrying costs, including mortgage payments. In addition, pursuant to an oral arrangement, we lease a forty-two foot custom Topaz boat that Mr. O'Reilly owns for work-related purposes for monthly rental payments of $5,000. We are responsible for all taxes, insurance and repairs pertaining to this boat. The Compensation Committee, has recommended to our new board of directors that the Topaz leasing arrangement be reviewed. The board of directors is considering this recommendation.

                                           Anthony P. Towell
                                           Dr. Kevin J. Phillips

PERFORMANCE GRAPH

         The following Performance Graph compares the total cumulative return (assuming dividends were to be reinvested) on our common stock during the five year period ended June 28, 2005 with the cumulative return on the Nasdaq Market Index and a peer group index of environmental services companies, assuming investment of $100 in our common stock, the Nasdaq Market Index and the peer group index at July 1, 2000. The peer group compiled by a non-affiliated third-party includes companies whose listed line-of-business is SIC Code
4953 (refuse systems) and whose common stock has been publicly traded during the five-year period ended June 28, 2005. Included in the peer group are: 3CI Complete Compliance Corporation, Allied Waste Industries, Inc., American Ecology Corporation, Avalon Holdings Corporation, Bennett Environmental Inc., Casella Waste Systems, Inc., CET Services Inc., Clean Harbors, Inc., Commodore Applied Technologies, Inc., Commodore Environmental Services, Inc., Duratek, Inc., Environmental Safeguards, Inc., Healthbridge, Inc., Mymetics Corporation, Nesco Industries, Inc., Newpark Resources, Inc., Op-Tech Environmental Services, Inc., Out Takes, Inc., Perma-Fix Environmental Services, Inc., Republic Services, Inc., Stericycle, Inc., Sub Surface Waste Management of Delaware, Inc. and Subsidiary, Synagro Technologies, Inc., Thermoenergy Corporation, TRC Companies, Inc., TS Electronics, Inc., U S Liquids Inc.,

Ustman Technologies, Inc., Veridium Corporation, Waste Connections, Inc., Waste Industries USA, Inc., Waste Management, Inc., Waste Services, Inc., WCA Waste Corporation and Windswept Environmental Group, Inc.

         The Performance Graph below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of the future stock performance. The Performance Graph in no way reflects our forecast of future stock price performance.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                    AMONG WINDSWEPT ENVIRONMENTAL GROUP, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                   ------------------------FISCAL YEAR ENDING-----------------------
COMPANY/INDEX/MARKET                7/03/2000  7/03/2001  6/28/2002  7/01/2003  6/29/2004  6/28/2005
Windswept Environmental Group, Inc.    100.00      94.74     110.53      63.16      23.68      47.37
SIC Code Index                         100.00     154.29     129.06     125.55     163.19     158.88
NASDAQ Market Index                    100.00      55.38      37.56      41.77      53.12      53.07

                     ASSUMES $100 INVESTED ON JULY 3, 2000
                     ASSUMES DIVIDEND REINVESTED
                     FISCAL YEAR ENDING JUNE 28, 2005

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information as of June 28, 2005, concerning our equity compensation plans:

            EQUITY COMPENSATION PLAN INFORMATION AS OF JUNE 28, 2005

                                             Number of                                    Number of Securities
                                            Securities           Weighted-average        Remaining Available for
                                           To Be Issued          Exercise Price of        Future Issuance Under
                                         Upon Exercise of           Outstanding             Plans (Excluding
                                       Outstanding Options,      Options, Warrants      Securities Reflected in
          Plan Category                Warrants and Rights           and Rights                Column (a))
--------------------------------   ---------------------------  ------------------     --------------------------
                                                (a)                     (b)                          (c)
Equity compensation plans
  approved by security holders               2,750,000                $0.176                     2,250,000

Equity compensation plans not
  approved by security holders                 100,000 (1)            $0.109                     2,900,000

Total                                        2,850,000                $0.173                     5,150,000
-------------------

(1) Does not include individual grants of options and warrants to employees and non-employees to purchase up to 7,986,309 of our common stock, not as part of any general stock compensation plan. These options and warrants were all granted on or prior to May 24, 2005 and have terms ranging from 5 to 10 years, with exercise prices ranging from $0.01 to $0.34 per share. These options vested immediately.

AUDIT COMMITTEE REPORT

         THE AUDIT COMMITTEE REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHALL NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OF OUR OTHER FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THE REPORT BY REFERENCE THEREIN.

         Our audit committee has been established for the purpose of overseeing our accounting and financial reporting processes and the audits of our annual financial statements. The Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees.

         Our audit committee consists of two members, each of whom is "independent" under the Nasdaq Marketplace Rules listing standards as currently in effect. None of the audit committee members is a current executive officer or employee of ours or any of our affiliates.

         The board of directors has adopted a written charter for the audit committee. The charter has been approved and adopted by the board and has been and will be reviewed and reassessed annually by the audit committee. The charter sets forth the responsibilities, authority and specific duties of the audit committee. The charter specifies, among other things, the structure and membership requirements of the audit committee, as well as the relationship of the audit committee to our independent accountants and management.

         As set forth in the audit committee charter, the audit committee is to assist the board in its general oversight of our financial reporting, internal controls and audit functions. Management is responsible for the preparation and integrity of our financial statements. The audit committee reviewed our audited financial statements for the year ended June 28, 2005, and met with both management and the independent auditors to discuss such financial statements. Management and the independent auditors have represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles. The audit committee meets each quarter with the independent auditors to review our interim financial results before the filing of our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K.

         All services provided by our independent auditors are subject to the pre-approval of the audit committee. This includes audit services, audit-related services, tax services and other services. The audit committee has delegated to its individual members the authority to pre-approve non-audit services, and such pre-approvals are then communicated to the audit committee at its next meeting.

         The audit committee monitors the activities and performance of our auditors, including the audit scope, external audit fees, matters relating to auditor independence and non-audit related services. The audit committee received written disclosures from our independent auditors regarding their independence from us as required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors such auditors' independence with respect to all services that it rendered to us. The audit committee also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

         Based upon these reviews and discussions, the audit committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for our fiscal year ended June 28, 2005.

                                         Anthony P. Towell
                                         Dr. Kevin J. Phillips

NOMINATION PROCESS

         The board of directors has not appointed a standing nominating committee or adopted a formal nominating committee charter because the board of directors has determined that due to the size, make-up and independence of the current board of directors, there would be limited benefit to us or our stockholders to do so. Currently, Anthony P. Towell and Dr. Kevin J. Phillips, both of whom are independent directors, as defined by the Nasdaq Marketplace Rules, participate in the consideration of director-nominees.

         The board of directors has never received a recommendation from a non-controlling common stockholder as to a candidate for nomination to the board of directors and therefore has not previously formed a policy with respect to consideration of such a candidate. However, it is the board's intent to consider any stockholder nominees that may be put forth in the future. The board has not identified any specific, minimum qualifications or skills that it believes must be met by a nominee for director. It is the intent of our board to review from time to time the appropriate skills and characteristics of directors in the context of the current make-up of our board and the requirements and our needs at a given time. Given the current composition, stability and size of our board of directors, the fact that all director-nominees are standing for re-election and that our board has received no nominee candidates from stockholders, our board has not considered other candidates for election at the upcoming annual meeting of stockholders.

         Stockholders wishing to nominate a candidate for consideration at the annual meeting of stockholders in 2006 should submit the nominee's name, affiliation and other pertinent information along with a statement as to why such person should be considered for nomination. Such nominations should (a) be addressed to the board of directors in care of our secretary, (b) include the information required by our by-laws and (c) be received not less than ninety
(90) days prior to the first anniversary of the date of the last meeting of stockholders of ours called for the election of directors.

COMMUNICATION BETWEEN STOCKHOLDERS AND THE BOARD OF DIRECTORS

         Stockholders wishing to communicate with members of our board of directors should send a letter to our secretary with instructions as to which director(s) is to receive the communication. The secretary will forward the written communication to each member of our board of directors identified by the stockholder or, if no individual director is identified, to all members of our board of directors. We have not in the past required members of our board of directors to attend each annual meeting of stockholders because the formal meetings have been attended by very few stockholders, have generally been very brief and have been primarily procedural in nature. All of our directors, however, attended the 2004 annual meeting of stockholders. Our board will continue to monitor stockholder interest and attendance at future meetings and re-evaluate this policy as appropriate.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("Delaware Law") provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, may be provided by such corporation.

         Our certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty except, in accordance with Delaware Law,

             o for any breach of the director's duty of loyalty to us or our stockholders,
             o   for acts or omissions not in good faith or which involve
                 intentional misconduct or a knowing violation of law,
             o   where the liability arises from an unlawful payment of a
                 dividend or an unlawful stock purchase or redemption by us which was approved by the directors for whom liability is sought, or
             o with respect to any transaction from which the director derived an improper personal benefit.

         Our by-laws provide indemnification to our directors, officers, employees and agents, including indemnification against claims brought under state or Federal securities laws, to the full extent allowable under Delaware law. We also maintain directors and officers liability insurance, which insures against liabilities that our directors and officers may incur in such capacities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of June 28, 2005, we owed Spotless Plastics (USA) Inc. $5,000,000 under a senior secured promissory note dated November 16, 2001, in the original principal amount of $1,700,000. The note we issued to Spotless was collateralized by all of our assets. During the fiscal year ended June 29, 2004, we borrowed $3,300,000 from Spotless for working capital requirements and to fund our losses. During the fiscal year ended July 1, 2003, we borrowed $2,325,000 from Spotless for working capital requirements and to fund certain of our fixed asset purchases. We repaid $825,000 to Spotless in the fiscal year ended July 1, 2003.

          As of June 28, 2005, Spotless was due payment in the amount of $349,985 from third parties for accounts receivable it had purchased from us under an account receivable finance agreement dated February 5, 2004 entered into with us. Pursuant to the account receivable finance agreement, Spotless was able to purchase certain of our accounts receivable without recourse for cash, subject to certain terms and conditions and had purchased from us an aggregate amount of our accounts receivable equaling $4,991,252 for an aggregate purchase price of $4,080,050. Pursuant to an administrative services arrangement, Spotless also provided us with certain administrative services. During our fiscal years 2005, 2004 and 2003, we were charged by Spotless an administrative fee of $84,380, $131,556 and $101,256, respectively, of which $84,380 remained unpaid and included in accrued expenses as of June 28, 2005.

         On June 30, 2005, we completed a financing transaction, in which we sold a note in the principal amount of $5,000,000 to Laurus Master Fund, Ltd. The sale of the note was completed pursuant to a securities purchase agreement and related documents, dated June 30, 2005. The proceeds received by us in connection with the financing transaction were used (a) to repay $2,750,000 to Spotless, consisting of approximately $2,650,000 in principal and $100,000 in interest, in satisfaction of the promissory note that we had issued to Spotless, dated November 16, 2001 and (b) to pay transaction expenses. We also issued a subordinated secured promissory note to Spotless in the principal amount of $500,000, bearing interest at LIBOR plus 1%. Pursuant to the terms of the note we issued to Spotless, amortized payments of $50,000 per month become due and payable beginning July 1, 2007 until all amounts due thereunder are fully paid, so long as we are not in default on the note we issued to Laurus. The note we issued to Spotless, together with the $2,750,000 payment to Spotless referred to above, fully satisfied all of our financial obligations to Spotless. In connection with this financing transaction, we, along with Spotless, terminated the account receivable finance agreement between them, except with respect to our obligation to continue to collect and remit payment of accounts receivable that Spotless purchased under the agreement. As part of the transactions, Spotless assigned to us an account receivable with a balance of $189,196.82 and we agreed to pay this amount to Spotless no later than June 30, 2006.

         On June 30, 2005, Messrs. Peter Wilson, John Bongiorno, Ronald Evans and Brian Blythe, who were nominees of Spotless, resigned as our directors, and Mr. Charles L. Kelly, Jr., also a Spotless nominee, resigned as our chief financial officer and as one of our directors. In addition, Mr. Joseph Murphy, an employee of Spotless, resigned as our vice president of finance and administration and Secretary. Pursuant to an administrative services agreement, Spotless agreed to provide the services of Mr. Murphy to us during a six-month transitional process for a fee of $5,000 per month and a payment of $25,000 to Mr. Murphy at the end of the transitional period.

         On June 30, 2005, Spotless, through one of its wholly owned subsidiaries, sold 15,469,964 shares of our common stock to Michael O'Reilly, our president and chief executive officer, in consideration for a non-recourse ten-year balloon promissory note in the principal amount of $120,500 issued by Mr. O'Reilly to Spotless, bearing interest at LIBOR plus 1%. Spotless surrendered its remaining 45,865,143 shares of our common stock to us for cancellation. In addition, we issued an option exercisable at $0.09 per share to Mr. O'Reilly to purchase 15,469,964 shares of our common stock in connection with his (a) issuance of a personal guaranty to Laurus for $3,250,000 of the $5,000,000 principal amount of the original note we issued to Laurus; (b) agreement to a new employment agreement, which (i) does not include a put right that existed in his old employment agreement requiring us, under certain circumstances, to buy his shares of our common stock and shares underlying his options, and (ii) calls for a base salary of $285,000 per year and a bonus equal to 2.5% of our pre-tax income, as defined in the employment agreement; and (c) agreement to personally guarantee our bonding obligations, each of which was a condition precedent to the consummation of our financing transaction with Laurus. On May 24, 2005, we issued non-plan five-year options exercisable at $0.01 per share and $0.1875 per share to Michael O'Reilly to purchase 2,000,000 and 250,000 shares of our common stock, respectively, in an effort to continue incentivizing him in his capacity as our president and chief executive officer.

         On June 30, 2005, we (a) issued ten-year options exercisable at $0.09 per share to our series A convertible preferred stockholders, including Dr. Kevin Phillips, one of our directors, to purchase an aggregate of 500,000 shares of our common stock and (b) agreed to pay, out of legally available funds, accrued and unpaid dividends in an aggregate of (1) $35,000 to the series A convertible preferred stockholders, on each June 30, 2005, September 30, 2005 and December 30, 2005 and (2) $50,000 to the series A convertible preferred stockholders on February 28, 2007 in consideration for their agreement to (1) postpone the mandatory redemption of their series A convertible preferred stock from February 2007 until the earlier of (a) six months after the repayment of the note issued by us to Laurus or (b) June 30, 2010; and (2) defer receipt of accrued and unpaid dividends on the series A convertible preferred stock due as of June 30, 2005 and dividends thereon accruing after June 30, 2005 until the earlier of (i) June 30, 2010, or (ii) six months after the repayment of the Laurus note.

         On June 30, 2005, Michael O'Reilly and the series A convertible preferred stock stockholders, including Dr. Kevin Phillips, who is one of our directors, agreed, pursuant to a forbearance and deferral agreement to which we are a party, to propose and vote at our next annual stockholders meeting to be held by December 2005, in favor of an amendment to our certificate of incorporation in order to increase the number of our authorized shares of common stock so that we will have enough shares of authorized and unissued common stock to be able to issue to Laurus all shares issuable upon exercise of its option and warrant and conversion of its senior secured convertible note. In addition, Mr. O'Reilly, the series A convertible preferred stock stockholders and Anthony
P. Towell, one of our directors, entered into lock-up agreements with Laurus that prohibit a disposition of their shares of our common stock and any and all related derivative securities until the earlier of (a) the repayment in full of the note we issued to Laurus or (b) June 30, 2010. On December 6, 2004, we issued a ten-year option to Dr. Kevin Phillips to purchase 100,000 shares under our 2001 equity incentive plan in connection with his service as one of our directors.

         During our fiscal year ended July 1, 2003, we repaid a $100,000 convertible note held by Anthony P. Towell, one of our directors. This note was issued in 1997, provided for interest at a rate equal to 12% per annum and was convertible at a rate of $0.15 per share of our common stock. On May 24, 2005, we issued a non-plan ten-year option exercisable at $0.06 per share to Anthony
P. Towell to purchase 250,000 shares in connection with his service on the then-existing special committee of our board of directors. On December 6, 2004, we issued a ten-year option exercisable at $0.035 per share to Anthony P. Towell under our 2001 equity incentive plan in connection with his service as one of our directors.

         On December 16, 1998, we entered into an operating lease agreement with Michael O'Reilly, our president and chief executive officer. Pursuant to the terms of the arrangement that expired in December 2002 and has continued on a month-to-month basis thereafter, we lease a forty-two foot custom Topaz boat for monthly rental payments of $5,000. The leasing arrangement was necessitated by a marine assistance contract that expired on December 31, 2000, although the arrangement continues to provide us with our largest floating vessel capable of handling specialty equipment and facilitating an offshore support crew.
We are responsible for all taxes, insurance and repairs pertaining to this boat.

          We had an oral understanding with Michael O'Reilly pursuant to which we paid the full carrying costs, including mortgage payments, of a condominium that he beneficially owned and that we used for marketing purposes. The full carrying costs during our fiscal years ended June 28, 2005 and June 29, 2004 were approximately $7,150 and $17,800, respectively. In connection with this arrangement, we also provided mitigation and restoration services valued at approximately $56,780 during such period. Mr. O'Reilly has divested this property, and we no longer pay any amount in respect thereof.

         In February 1997, we issued 650,000 shares of redeemable convertible preferred stock to Dr. Kevin Phillips, one of our directors and an additional 650,000 shares of redeemable convertible preferred stock to a business partner of Dr. Phillips. During fiscal years 2005, 2004 and 2003, we paid an aggregate of $0, $39,000 and $78,000, respectively, of dividends and accrued interest to the redeemable convertible preferred stockholders.

          We paid a former director $24,385 and $46,926 for consulting services in our fiscal years 2004 and 2003, respectively.

         We believe that all of the transactions that we have entered into with our officers, directors and principal stockholders have been on terms no less favorable to us than those available from unrelated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC. Based solely upon our review of the copies of all Forms 3, 4 and 5 and amendments to these forms, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to our fiscal year ended June 28, 2005.

CODE OF ETHICS

          We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Exchange Act. This Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions, of ours. Our Code of Ethics is publicly available on our website at http://www.tradewindsenvironmental.com/index.cfm?fuseaction=investors.
----------------------------------------------------------------------

                                PROPOSAL NUMBER 2

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
       TO AUTHORIZE THE ISSUANCE OF UP TO AN ADDITIONAL 150,000,000 SHARES
                               OF OUR COMMON STOCK

          Our certificate of incorporation presently provides that the number of shares of common stock which we are authorized to issue is 150,000,000. Our board of directors has determined that it is advisable to increase the number of authorized shares of our common stock to 300,000,000 and has authorized such amendment to our certificate of incorporation, subject to stockholder approval. Under the proposed amendment, subject to and upon stockholder approval, paragraph (a) of Article FOURTH of our certificate of incorporation would be amended to read as follows:

            "(a) Common Stock: Three Hundred Million (300,000,000) shares of Common Stock, par value $.0001 per share."

          If Proposal Number 2 is approved by our stockholders, the additional shares of our common stock so authorized, as well as shares of our common stock presently authorized but not issued or outstanding, may be issued from time to time upon authorization of our board of directors, without further approval by our stockholders, unless required by applicable law, and for such consideration as the board of directors may determine and as may be permitted by applicable law. Our board of directors believes the increase in the authorized shares is necessary in order to (1) cause us to have a sufficient amount of authorized and unissued shares of our common stock to satisfy our obligations upon the exercise or conversion of all outstanding securities currently exercisable for, or convertible into, shares of our common stock, and (2) provide us with the flexibility necessary to act with respect to financing programs, acquisitions, stock splits and other corporate purposes (although no such specific activities are currently contemplated), without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares may arise. Such a delay might deny us the flexibility our board of directors views as important in facilitating the effective use of our common stock.

          As of October 31, 2005, we had the following common stock equivalents outstanding:

o   33,571,215 shares of our common stock;

o 1,300,000 shares of our series A preferred stock convertible into 1,300,000 shares of our common stock;

o Warrants exercisable at $0.10 per share to purchase 13,750,000 shares of our common stock;

o Options exercisable at $0.0001 per share to purchase 28,895,179 shares of our common stock;

o $7,350,000 in original principal amount of a convertible note convertible at $0.09 per share to 81,666,667 shares of Common Stock; and

o 32,156,273 shares subject to other currently outstanding stock options and warrants or reserved in connection with future options, warrants or awards under our stock incentive plans;

         This gives us a total number of shares of our common stock which we have (a) currently outstanding or (b) a legal obligation to issue pursuant to outstanding securities, of 191,339,334. In addition to the foregoing, upon the accrual of interest on the replacement note we issued to Laurus on October 6, 2005, additional shares of our common stock will need to be reserved should Laurus exercise its rights under the note. Accordingly, we have an insufficient number of authorized shares of our common stock to issue authorized shares to each person holding securities exercisable for or convertible into shares of our common stock. If this Proposal Number 2 is approved, under the Delaware General Corporation Law, our board of directors will have the authority to issue additional shares of common stock without further stockholder approval. Our board of directors believes that the increase in the number of our authorized shares of common stock is in our best interests and those of our stockholders. Our board of directors also believes that our authorized common stock should be increased to satisfy our contractual obligations, including those owed by us to Laurus, and to provide sufficient shares for such corporate purposes as may be determined by our board of directors. These purposes may include, among other things, the issuance of common stock to facilitate potential mergers or acquisitions, raising capital and/or attracting and retaining valuable employees by the issuance of stock options. Except as described above or elsewhere in this proxy statement, we have no plans, understandings, commitments, agreements or undertakings concerning the issuance of any such additional shares. Our board of directors, however, considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

         The issuance of any additional shares of common stock by us may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, which is not required, will reduce the percentage ownership of common stock of existing stockholders.

          The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of these shares for such a purpose is possible. Shares of authorized but unissued common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control or could be issued to purchasers who would support our board of directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful. We are not aware of any pending or threatened efforts to obtain control of us, and our board of directors has no current intention to use our additional shares of common stock to impede a takeover attempt.

          The proposed amendment does not change the terms of our common stock. The additional shares of our common stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of our common stock now authorized. Adoption of the proposed amendment to the certificate of incorporation would not affect the rights of the holders of our currently outstanding shares of our common stock. Neither our certificate of incorporation nor Delaware law grants holders of our common stock any preemptive rights.

          The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present shareowners. However, to the extent that shares are subsequently issued to persons other than the present stockholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on present stockholders.

         As a result of the increase in the authorized shares of our common stock, there will be an increase in the number of authorized shares which would be unissued and available for issuance of shares of our common stock to (i) Laurus should it exercise its option or warrant or convert its note that we issued to it on October 6, 2005, and (ii) other future issuances.

         The increase in authorized shares of our common stock will become effective upon the filing with the Secretary of State of the State of Delaware an amendment to our certificate of incorporation. It is expected that such filing will take place on or shortly after the 2005 annual meeting.

          The following table illustrates the effect of the increase in the number of authorized shares of our common stock, assuming Proposal Number 2 is approved.

------------------------------ ------------------------ ------------------------
                               BEFORE THE AMENDMENT     AFTER THE AMENDMENT
------------------------------ ------------------------ ------------------------
Authorized                     150,000,000              300,000,000
------------------------------ ------------------------ ------------------------
Outstanding                    33,571,215               33,571,215
------------------------------ ------------------------ ------------------------
Reserved                       116,428,785              157,768,119
------------------------------ ------------------------ ------------------------
Available for future issuance  0                        108,660,666
------------------------------ ------------------------ ------------------------

          On June 30, 2005, Michael O'Reilly and the series A convertible preferred stock stockholders, including Dr. Kevin Phillips, who is one of our directors, agreed, pursuant to a forbearance and deferral agreement to which we are a party, to propose and vote at our next annual stockholders meeting to be held by December 2005, in favor of an amendment to our certificate of incorporation in order to increase the number of our authorized shares of common stock so that we will have enough shares of authorized and unissued common stock to be able to issue to Laurus all shares issuable upon exercise of its option and warrant and conversion of its senior secured convertible note.

         Our board of directors unanimously recommends a vote "FOR" the amendment to our certificate of incorporation to authorize the issuance of up to an additional 150,000,000 shares of our common stock.

REQUIRED VOTE

         The affirmative vote of a majority of the outstanding shares of common stock and series A convertible preferred stock, on an as-converted basis, voting together as a class, entitled to vote at the annual meeting is required to approve Proposal Number 2. Broker non-votes, if any, and abstentions will have the same effect as a vote against Proposal Number 2.

         Abstentions and broker non-votes will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.


                                PROPOSAL NUMBER 3

             AMENDMENT TO OUR CERTIFICATE OF DESIGNATIONS TO MODIFY
            CERTAIN TERMS OF OUR SERIES A CONVERTIBLE PREFERRED STOCK


GENERAL INFORMATION

         Our board of directors has approved and is hereby soliciting stockholder approval of an amendment to our certificate of designations of our series A convertible preferred stock with respect to:

         (1) Section 2(a) of our certificate of designations to effectuate the deferral of the payment of accrued and unpaid quarterly dividend payments as of June 30, 2005 and dividends thereon accruing after June 30, 2005 until the earlier of (i) six months after we repay in full the Laurus note or (ii) June 30, 2010;

         (2) Section 4(d) of our certificate of designations to effectuate the forbearance of the series A convertible preferred stockholders from appointing a second director until the earlier of (a) June 30, 2008 or (b) the repayment in full of the secured convertible term note in the principal amount of $7,350,000 that we have issued to Laurus; and

         (3) Section 8(d) of the certificate of designations to effectuate the deferral of the $1.3 million mandatory redemption due on June 30, 2007 until the earlier of (i) six months after we repay in full the Laurus note or (ii) June 30, 2010. The changes to our certificate of designations, will memorialize the aforementioned modifications to which our series A convertible preferred stockholders have already agreed pursuant to a Forebearance and Deferral Agreement by and among us, Michael O'Reilly, our series A convertible preferred stockholders and Laurus. If our stockholders approve this proposal, Sections 2(a), 4(d) and 8(d) of the certificate of designations will read as follows:

           2(a) The holders of record of the Series A Preferred, as of a date fixed by the Board, shall be entitled to receive quarterly dividends, out of funds legally available therefor, at a rate per annum, equal to the higher of (i) six percent (6%) of the Series A Stated Value and (ii) a percentage of the Series A Stated Value equal to the "Inflation Rate" (defined below) plus two and one-half percent (2 1/2%). In accordance herewith, dividends shall be payable in arrears on the 15th day of March, June, September and December of each year (each, a "Dividend Payment Date"). If a Dividend Payment Date is not a business day, then the dividend shall be payable on the next succeeding business day. Dividends shall accrue from the initial date of issuance of the series A preferred (the "Original Issue Date"), shall be cumulative and, if not paid when due, shall bear simple interest on the unpaid amount of the past due dividend at the prime rate of Citibank, N.A., that is published in The Wall Street Journal on the date the dividend was payable, plus three percent (3%). Notwithstanding the foregoing, no accrued dividends shall be paid hereunder until the earlier of (1) June 30, 2010, or (2) six months after the repayment in full by the Corporation of the Note (as defined below).

                  As used herein, "Inflation Rate" means an amount equal to the percentage by which Consumer Price Index (defined below) shall have increased over the twelve month period ending on the last day of the month immediately preceding the date the applicable quarterly dividend began to accrue. "Consumer Price Index" means the Consumer Price Index for all Urban Consumers (CPI-U) (1982- 84 = 100) for all Items, Northeast Region, issued by the Bureau of Labor Statistics for the United States Department of Labor, or the successor to such index.

                  Notwithstanding the foregoing, the Corporation shall pay, out of funds legally available therefore, accrued and unpaid dividends in an aggregate of (i) $17,500 to each of the Series A Preferred, on each of June 30, 2005, September 30, 2005 and December 30, 2005 and (ii) $25,000 to each of the Series A Preferred on February 28, 2007.

         4(d) In addition to the rights contained in subsection (a) above, in the event the Corporation has failed to make any four consecutive quarterly dividend payments on the Series A Preferred, the majority in interest of the holders of record of the Series A Preferred shall have the right to elect a second director to the Board, to serve as director until such accrued and unpaid dividends shall have been paid in full, PROVIDED HOWEVER, that such right of appointment will not be effective prior to the earlier of (i) June 30, 2008, or (ii) the repayment in full of the amended and restated note issued by the Corporation to Laurus Master Fund, Ltd., on October 6, 2005, as such note may be amended or replaced from time to time (the "Note").

         8(d) Shares of Series A Preferred shall be subject to redemption at the Redemption Price, in whole or in part, at the option of the record holder thereof upon six (6) months' prior notice given to the Corporation, at the earlier of (1) June 30, 2010, or (2) six months after the repayment in full by the Corporation of the Note.

                  In order to exercise such redemption right, a holder of record of shares of Series A Preferred shall surrender the certificate(s) representing the shares to be redeemed, duly endorsed to the Corporation or in blank, at the principal office of the Corporation or at such other office as the Corporation may designate, accompanied by written notice to the Corporation, that states such holder elects to have the corporation redeem such holder's shares of Series A Preferred or a specified portion thereof. On the date six (6) months following receipt by the Corporation of such notice and surrender of the certificate(s) representing the Series A Preferred, the Corporation shall deliver a check in the amount of the aggregate Redemption Price. The Corporation shall cancel the certificate(s) for Series A Preferred upon the surrender thereof and shall execute and deliver with its payment of the Redemption Price a new certificate for Series A Preferred, representing the balance, if any, of the number of shares evidenced by such certificate(s) not so redeemed.

REASONS FOR MODIFYING CERTAIN TERMS OF THE SERIES A CONVERTIBLE PREFERRED STOCK

         In connection with our negotiations with Laurus to consummate our financing transaction on June 30, 2005, we negotiated certain terms, including with respect to modifications with respect to certain terms of our series A convertible preferred stock. In this connection, on June 30, 2005, our series A convertible preferred stockholders, including Dr. Phillips, one of our directors, agreed to (1) postpone the mandatory redemption of their series A Preferred Stock from June 2007 until the earlier of (a) six months after the repayment of the Laurus Note or (b) June 30, 2010; and (2) defer payment of accrued and unpaid dividends on the series A convertible preferred stock as of June 30, 2005, and dividends thereon accruing after June 30, 2005 until the earlier of (a) six months after the repayment of the Laurus Note or (b) June 30, 2010. In connection with these agreements, we issued options to our series A convertible preferred stockholders to purchase an aggregate of 500,000 shares of our common stock at an exercise price of $0.09 per share, the closing price of our common stock on June 30, 2005. In addition, we agreed to pay to our series A convertible preferred stockholders, out of our legally available funds, accrued and unpaid dividends in an aggregate of (1) $17,500 on each of June 30, 2005, September 30, 2005 and December 30, 2005 and (2) $25,000 on February 28, 2007.

EFFECTIVENESS OF THE MODIFICATIONS TO THE SERIES A CONVERTIBLE PREFERRED STOCK

         We believe that the modifications to the series A convertible preferred stock currently are contractually effective and will be effective under the Delaware General Corporation Law upon the filing with the Secretary of State of the State of Delaware of an amendment to our certificate of designations. We expect that such filing will take place on or shortly after our shareholders 2005 annual meeting.

REQUIRED VOTE

         The affirmative vote of a majority of the outstanding shares of common stock and series A convertible preferred stock, on an as-converted basis, voting together as a class, and the affirmative vote of a majority of the series A convertible preferred stock, voting separately, entitled to vote at the annual meeting, is required to approve Proposal Number 3. Broker non-votes, if any, and abstentions will have the same effect as a vote against Proposal Number 3.

         Abstentions and broker non-votes will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.

RECOMMENDATION

         Our board of directors unanimously recommends a vote "FOR" the amendment to our certificate of designations to modify the terms of our Series A convertible preferred stock as set forth above.

CODE OF ETHICS

          We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Exchange Act. This Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions, of ours. Our Code of Ethics is publicly available on our website at http://www.tradewindsenvironmental.com/index.cfm?fuseaction=investors.
----------------------------------------------------------------------

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Massella & Associates, CPA, PLLC acted as our independent auditors for the year ended June 28, 2005. We anticipate that a representative of Massella & Associates, CPA, PLLC will be present at the annual meeting. The auditors' representative will have the opportunity to make a statement, if the auditors desire to do so, and will be available to respond to appropriate questions from stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

         Massella & Associates, CPA, PLLC provided audit services for us for our fiscal year ended June 28, 2005. The aggregate fees billed by Massella & Associates, CPA, PLLC for the audit of our annual financial statements and review of our financial statements included in our Form 10-K were $125,000 for our fiscal year ended June 28, 2005.

         Deloitte & Touche LLP provided audit services for us for our fiscal years ended June 28, 2005 and June 29, 2004. The aggregate fees billed by Deloitte & Touche LLP for the audit of our annual financial statements and review of our financial statements included in our Form 10-Qs were $147,750 for fiscal year ended June 29, 2004, and the aggregate fees billed by Deloitte & Touche LLP for the review of our financial statements included in our Form 10-Qs were $25,500 for fiscal year ended June 28, 2005.

AUDIT-RELATED FEES

         The aggregate fees billed in our fiscal year ended June 28, 2005 for assurance and related services by Massella & Associates, CPA, PLLC, that are reasonably related to the audit or review of our financial statements and that were not covered in the audit fees disclosure above were $0.

         The aggregate fees billed in our fiscal years ended June 28, 2005 and June 29, 2004 for assurance and related services by Deloitte & Touche LLP, that are reasonably related to the audit or review of our financial statements and that were not covered in the Audit Fees disclosure above, were $0 for both periods.

TAX FEES

         There were no fees billed for our fiscal year ended June 28, 2005 for any professional tax advice or tax planning services rendered by Massella & Associates, CPA, PLLC.

         There were no fees billed for our fiscal years ended June 28, 2005 and June 29, 2004 for any professional tax advice or tax planning services rendered by Deloitte & Touche LLP.

ALL OTHER FEES

         There were no fees billed for the fiscal year ended June 28, 2005 for professional services rendered by Massella & Associates, CPA, PLLC for all other services not disclosed above.

         There were no fees billed for the fiscal years ended June 28, 2005 and June 29, 2004 for professional services rendered by Deloitte & Touche LLP for all other services not disclosed above.

AUDIT COMMITTEE PRE-APPROVAL

          On June 30, 2005, our audit committee approved the dismissal of Deloitte & Touche LLP as our independent accountants and appointed Massella & Associates, CPA, PLLC as our independent accountants.

          On July 11, 2005, we filed an amended Form 8-K stating, among other things, the following:

          On June 30, 2005, our audit committee approved the dismissal of Deloitte & Touche LLP as our independent accountants and appointed Massella & Associates, CPA, PLLC as our independent accountants. Deloitte & Touche's report on our financial statements for the fiscal years ended June 29, 2004 and July 1, 2003 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Deloitte & Touche's report for the fiscal year ended June 29, 2004 included a reference to a substantial doubt about our ability to continue as a going concern. In connection with the audit for the fiscal years ended July 1, 2003 and June 29, 2004 and the subsequent interim period through June 30, 2005, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused them to make reference thereto in their report on the financial statements for such year.

          There were no reportable events or disagreements with Deloitte & Touche to report as defined in Regulation S-K Item 304(a)(l)(v).

          We provided Deloitte & Touche with a copy of the foregoing disclosures and requested Deloitte & Touche to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Deloitte & Touche's response letter dated July 11, 2005 was filed as Exhibit 16 to the amended Form 8-K.

          Prior to the appointment of Massella & Associates, CPA, PLLC, neither we nor anyone on behalf of us had consulted with Massella & Associates, CPA, PLLC during our two most recent fiscal years or for our fiscal year 2005 through June 28, 2005 in any matter regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither was a written report nor oral advice provided to us that Deloitte & Touche concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting; or (ii) any matter which was the subject of either a disagreement or a reportable event, as each are defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

          Our Audit Committee pre-approved our engagement of Massella & Associates, CPA, PLLC to act as our independent auditor for our fiscal year ended June 28, 2005. Our Audit Committee pre-approved Deloitte & Touche LLP to provide the audit and audit related services described above, which represented 100% of the total fees we paid Massella & Associates, CPA, PLLC for our fiscal year ended June 28, 2005. Only full-time, permanent employees of Massella & Associates, CPA, PLLC contributed greater than 50 percent of the hours expended by the firm on the firm's engagement to audit our financial statements for the fiscal year ended June 28, 2005.

         Our Audit Committee pre-approved our engagement of Deloitte & Touche LLP to act as our independent auditor for our fiscal years ended June 28, 2005 and June 29, 2004. Our Audit Committee pre-approved Deloitte & Touche LLP to provide the audit and audit related services described above, which represented 100% of the total fees we paid Deloitte & Touche LLP for our fiscal years ended June 28, 2005 and June 29, 2004. Deloitte & Touche LLP performed all its work only with its full-time permanent employees.

                                  ANNUAL REPORT

         A copy of our Annual Report on Form 10-K for the fiscal year ended June 28, 2005 is being mailed with this proxy statement to all stockholders as of November 14, 2005.

                            MISCELLANEOUS INFORMATION

OTHER BUSINESS

         As of the date of this proxy statement, our board of directors does not know of any business other than specified above to come before the annual meeting, but, if any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment.

COST OF SOLICITING PROXIES

         We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our common stock held of record by such persons, and we may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

STOCKHOLDER PROPOSALS

         Stockholder proposals with respect to our next annual meeting of stockholders must be received by us at our corporate headquarters no later than July 13, 2006 to be considered for inclusion in our proxy statement for our 2006 annual meeting of stockholders. Rule 14a-8 of the SEC contains standards as to what stockholder proposals are required to be included in a proxy statement. The submission of a stockholder proposal does not guarantee that it will be included in such proxy statement. With respect to proposals submitted by a stockholder other than for inclusion in our 2006 proxy statement and related form of proxy, timely notice of any stockholder proposal must be received by us in accordance with our by-laws and our rules and regulations no later than September 26, 2006. Any proxies solicited by the Board of Directors for the 2006 annual meeting may confer discretionary authenticity to vote on any proposals notice of which is not timely received.

         Notices of intention to present proposals at the 2006 annual meeting of stockholders should be addressed to our Secretary at our corporate headquarters located at 100 Sweeneydale Avenue, Bay Shore, New York 11706.

                                         By Order of the Board of Directors,


November 14, 2005                        Michael O'Reilly,
Bay Shore, New York                      Chairman of the Board,
                                         President and Chief Executive Officer

                                PRELIMINARY COPY

WINDSWEPT ENVIRONMENTAL GROUP, INC.

            The undersigned hereby appoints Michael O'Reilly and Andrew C. Lunetta, attorney and proxy with full power of substitution, in the name and stead of the undersigned, to vote as proxy all the stock of the undersigned in WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (the "Company"), at our Annual Meeting of Stockholders scheduled to be held on December 19, 2005 and any adjournments or postponements thereof.

         The Board of Directors recommends a vote FOR the following proposals.

1. Election of the following nominees as directors, as set forth in our proxy statement:

                 Michael O'Reilly
                 Anthony P. Towell
                 Dr. Kevin J. Phillips

        [ ] FOR the nominees listed above
        [ ] WITHHOLD authority to vote for all nominees
        [ ] Withhold authority to vote for the following individual nominees:

          -----------------------------------------
                         [Print Name]

2. Proposal to approve an amendment to the Company's certificate of incorporation increasing the number of authorized shares of common stock from 150,000,000 to 300,000,000.

        [ ] FOR
        [ ] AGAINST
        [ ] ABSTAIN

3. Proposal to amend our certificate of designations to reflect (a) postponement of the mandatory redemption of the series A convertible preferred stock from February 2007 until the earlier of (1) six months after the repayment of a secured convertible term note issued by us to Laurus Master Fund, Ltd. or (2) June 30, 2010 and (b) deferral of accrued and unpaid dividends on the series A convertible preferred stock due as of June 30, 2005 and dividends thereon accruing after June 30, 2005 until the earlier of (i) six months after the repayment of the Laurus note, or (ii) June 30, 2010.

        [ ] FOR
        [ ] AGAINST
        [ ] ABSTAIN

4. Upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXY, AS SPECIFIED AND, IN HIS DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE (1) ABOVE-LISTED DIRECTOR-NOMINEES, (2) THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND (3) THE AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS, ALL AS SET FORTH ABOVE. RECEIPT OF OUR COMPANY'S PROXY STATEMENT, DATED NOVEMBER 14, 2005, IS HEREBY ACKNOWLEDGED.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

                  [L.S.]                   [L.S.]    Dated:               , 2005
------------------       ------------------                ---------------

          (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)